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                                                               Exhibit 8.2

                      FORM OF OPINION OF DEWEY BALLANTINE

                  DRAFT -- FOR DISCUSSION PURPOSES ONLY

                                             , 2000

Digital Generation Systems, Inc.
875 Battery Street
San Francisco, CA 94111

Ladies and Gentlemen:

  We have acted as your counsel in connection with the acquisition by Digital Generation Systems, Inc., a California corporation ("DGS"), of StarGuide Digital Networks, Inc., a Nevada corporation ("StarGuide"), pursuant to a merger (the "Merger") of SG Nevada Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of DGS ("Merger Sub") with and into StarGuide, as provided by the Agreement and Plan of Merger, dated as of July 7, 2000 (the "Merger Agreement"), by and among DGS, Merger Sub and StarGuide./1/

  We have participated in the preparation of a registration statement under the Securities Act of 1933 on Form S-4 (the "Registration Statement"),
including the Proxy Statement of DGS dated               (the "Proxy
Statement"). We have examined the Merger Agreement (and exhibits thereto), the
related Lock-up Agreement by and between DGS and              dated as of
             , and the related Voting Agreement by and among DGS, StarGuide
and               dated as of          , (together with the Merger Agreement,
the "Principal Agreements"), the Proxy Statement (and exhibits thereto), the representation letters of DGS and StarGuide dated today which have been delivered to us for purposes of this opinion (the "Officer's Certificates"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed with your consent that (i) the Merger will be effectuated in accordance with the terms of the Principal Agreements, (ii) the statements concerning the Merger set forth in the Registration Statement and the Proxy Statement (and exhibits thereto) are, and as of the effective time of the Merger will be, accurate and complete, (iii) the representations set forth in the Officer's Certificates are, and as of the effective time of the Merger will be, accurate and complete, (iv) any representations in the Officer's Certificates that are qualified by the phrase "to the knowledge" or similar such phrase are, and as of the effective time of the Merger will be, in each case, correct without such qualification, (v) no actions have been (or will be) taken which are inconsistent with any representation or other statement contained in the Officer's Certificates or the Principal Agreements and (vi) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

  Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  You have not requested, and we do not express, an opinion concerning any other tax consequences of the Merger.

  This opinion expresses our views only as to United States federal income tax laws in effect as of the date hereof. It represents our legal judgment as to the matters addressed herein (including in respect of matters as to which there are no court decisions or other direct authorities), but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the opinion expressed herein, if contested, would be
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/1/ Capitalized terms not otherwise defined herein have the meanings assigned to them in the Merger Agreement.
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Digital Generation Systems, Inc.

   , 2000
Page 2

sustained by a court. Furthermore, the authorities upon which we rely are subject to change either prospectively or retroactively, and any such change, or any variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusions stated herein.

  We consent to the filing of this opinion as an exhibit to the Proxy Statement and to the use of our name under the heading "The Merger -- Material United States Federal Income Tax Consequences of the Merger" in the Proxy Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act of 1933, as amended, or the rules and regulations thereunder, or that this consent is required by Section 7 of the Securities Act of 1933.

  This opinion is intended solely for your use and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission.

                                          Very truly yours,

                                          Dewey Ballantine LLP